SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 27, 2017

CENTERSTATE BANKS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1101 First Street South, Suite 202, Winter Haven, FL	33880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (863) 293-4710

Not Applicable

(Former name or former address, if changed since last report)

___________________

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):N

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

CenterState Banks, Inc. (the “Company”) announced today that effective May 1, 2017, Gateway Financial Holdings of Florida, Inc. (“GFHF”), a Florida corporation, merged with and into the Company, with the Company as the surviving entity (“Merger”), pursuant to an Agreement and Plan of Merger dated as of November 30, 2016 between the Company and GFHF (the “Merger Agreement”).  Pursuant to the Merger Agreement, GFHF’s shareholders are entitled to receive for each share of GFHF common stock outstanding, at the shareholder’s election, either (a) $18.00 in cash (“Cash Consideration”) or (b) 0.95 shares of Company common stock (“Stock Consideration”); subject to proration and adjustment procedures to ensure that 30% of the shares of Gateway common stock outstanding receive the Cash Consideration.   Each outstanding share of the Company’s common stock remained outstanding and was unaffected by the Merger.

Immediately following the Merger, Gateway’s subsidiary banks, Gateway Bank of Florida, Gateway Bank of Central Florida and Gateway Bank of Southwest Florida, merged with and into CenterState Bank of Florida, N.A., a national banking association and wholly owned subsidiary of the Company (“CenterState Bank”), with CenterState Bank surviving the merger.

The Company’s acquisition of GFHF does not constitute a business acquisition at the significance level that would require the filing of financial statements as contemplated by Rule 3.05 of Regulation S-X.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference as Exhibit 2.1 to the Company’s 8-K filed on November 30, 2016.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of the Company was held on April 27, 2017.  Proxies for the meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, and there was no solicitation in opposition to management’s solicitations.  A total of 51,064,897 shares of the Company’s common stock were entitled to vote as of February 28 2017, the record date for the Annual Meeting. There were 43,735,060 shares present in person or by proxy at the Annual Meeting, at which the shareholders were asked to vote on four proposals. Set forth below are the matters acted upon by the shareholders at the Annual Meeting, and the final voting results of each such proposal.

Proposal No. 1 – Election of Directors.  The following directors were elected to serve until the annual meeting of shareholders in 2017.  Each nominee was an incumbent director, no other person was nominated, and each nominee was elected.  The number of votes cast was approximately as follows:

	For	Withheld	Broker non votes
James H. Bingham	37,948,171	193,928	5,592,961
G. Robert Blanchard, Jr.	37,243,570	898,529	5,592,961
C. Dennis Carlton	36,209,362	1,932,737	5,592,961
John C. Corbett	37,992,634	149,465	5,592,961
Griffin A. Greene	37,999,350	142,749	5,592,961
Charles W. McPherson	37,994,936	147,163	5,592,961
G. Tierso Nunez II	37,228,843	913,256	5,592,961
Thomas E. Oakley	37,177,374	964,725	5,592,961
Ernest S. Pinner	37,948,473	193,626	5,592,961
William K. Pou, Jr.	37,999,500	142,599	5,592,961
Joshua A. Snively	37,999,642	142,457	5,592,961
Michael F. Ciferri	37,998,891	143,208	5,592,961
Daniel R. Richey	38,001,157	140,942	5,592,961

Proposal No. 2 – Advisory Vote on the Company’s Executive Compensation.  The shareholders voted to approve the non-binding advisory proposal on the compensation of the Company’s named executive officers, as disclosed in the proxy statement.  The results of the vote were as follows:

For	36,059,132
Against	2,063,808
Abstain	19,159
Broker non votes	5,592,961

Proposal No. 3 – Frequency of Advisory Vote to Approve Executive Compensation.  The shareholders approved the recommendation of the Board that future advisory votes on executive compensation be held annually. The results of the vote were as follows:

Three years	5,496,395
Two years	77,591
Annual	32,545,928
Abstain	22,185

Proposal No. 4 – Ratification of Appointment of Independent Auditors.  The shareholders ratified the appointment of Crowe Horwath, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.  The results of the vote were as follows:

For	43,148,446
Against	441,539
Abstain	145,075

Item 7.01	Regulation FD Disclosure

The Board of Directors of the Company declared a quarterly cash dividend on its common stock of $0.06 per share.  The dividend, which is unchanged from the prior quarter, is payable on June 30, 2017 to shareholders of record as of June 15, 2017.

Item 9.01	Financial Statements and Exhibits

	(d)	Exhibits:

Exhibit 2.1

Agreement and Plan of Merger by and between CenterState Banks, Inc. and Gateway Financial Holdings of Florida, Inc., dated as of November 30, 2016 (incorporated by reference to Exhibit 2.1 to CenterState Banks, Inc. Form 8-K filed on November 30, 2016 and deemed filed).

	Exhibit 99.1	Press Release, dated May 1, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS, INC.

By:	/s/ Jennifer L. Idell
Jennifer L. Idell
Executive Vice President and
Chief Financial Officer

Date:  May 1, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger by and between CenterState Banks, Inc. and Gateway Financial
Holdings of Florida, Inc., dated as of November 30, 2016 (incorporated by reference to Exhibit 2.1 to CenterState Banks, Inc. Form 8-K filed on November 30, 2016 and deemed filed).

99.1	Press release, dated May 1, 2017.

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